                                                           EXECUTION COUNTERPART


================================================================================


                            364-DAY CREDIT AGREEMENT

                                   dated as of

                                  July 5, 2000

                                     Between

     XL CAPITAL LTD, X.L. AMERICA, INC., XL INSURANCE LTD, XL EUROPE LTD and
                          XL MID OCEAN REINSURANCE LTD,
                          as Borrowers and Guarantors,

                            The LENDERS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                               -------------------

                                  $500,000,000

                               -------------------

                             CHASE SECURITIES INC.,
                   as Advisor, Lead Arranger and Book Manager,

                                DEUTSCHE BANK AG
                              as Syndication Agent

                                       and

                      MELLON BANK, N.A. and CITIBANK, N.A.,
                           as Co-Documentation Agents


================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I



                                                                                      Page
                                                                                      ----


DEFINITIONS.............................................................................1
    SECTION 1.01. Defined Terms.........................................................1
    SECTION 1.02. Terms Generally......................................................11
    SECTION 1.03. Accounting Terms; GAAP and SAP.......................................11

                                   ARTICLE II

THE CREDITS ...........................................................................12
    SECTION 2.01 The Commitments.......................................................12
    SECTION 2.02. Loans and Borrowings.................................................12
    SECTION 2.03. Requests for Borrowings..............................................13
    SECTION 2.04. Funding of Borrowings................................................13
    SECTION 2.05. Interest Elections...................................................14
    SECTION 2.06. Termination and Reduction of the Commitments.........................15
    SECTION 2.07. Repayment of Loans; Term-Out Option; Evidence of Debt................16
    SECTION 2.08. Prepayment of Loans..................................................17
    SECTION 2.09. Fees.................................................................18
    SECTION 2.10. Interest.............................................................19
    SECTION 2.11. Alternate Rate of Interest...........................................20
    SECTION 2.12. Increased Costs......................................................20
    SECTION 2.13. Break Funding Payments...............................................21
    SECTION 2.14. Taxes................................................................22
    SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs..........23
    SECTION 2.16. Mitigation Obligations; Replacement of Lenders.......................25

                                   ARTICLE III

GUARANTEE .............................................................................25
    SECTION 3.01. The Guarantee........................................................25
    SECTION 3.02. Obligations Unconditional............................................26
    SECTION 3.03. Reinstatement........................................................27
    SECTION 3.04. Subrogation..........................................................27
    SECTION 3.05. Remedies.............................................................27
    SECTION 3.06. Continuing Guarantee.................................................27
    SECTION 3.07. Rights of Contribution...............................................27
    SECTION 3.08. General Limitation on Guarantee Obligations..........................28

                                                                                      Page
                                                                                      ----

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES.........................................................28
    SECTION 4.01. Organization; Powers.................................................28
    SECTION 4.02. Authorization; Enforceability........................................29
    SECTION 4.03. Governmental Approvals; No Conflicts.................................29
    SECTION 4.04. Financial Condition; No Material Adverse Change......................29
    SECTION 4.05. Properties...........................................................30
    SECTION 4.06. Litigation and Environmental Matters.................................30
    SECTION 4.07. Compliance with Laws and Agreements..................................30
    SECTION 4.08. Investment and Holding Company Status................................30
    SECTION 4.09. Taxes................................................................30
    SECTION 4.10. ERISA................................................................31
    SECTION 4.11. Disclosure...........................................................31
    SECTION 4.12. Use of Credit........................................................31
    SECTION 4.13. Subsidiaries.........................................................31
    SECTION 4.14. Withholding Taxes....................................................32
    SECTION 4.15. Stamp Taxes..........................................................32
    SECTION 4.16. Legal Form...........................................................32

                                    ARTICLE V

CONDITIONS.............................................................................32
    SECTION 5.01. Effective Date.......................................................32
    SECTION 5.02. Each Credit Event....................................................34

                                   ARTICLE VI

AFFIRMATIVE COVENANTS..................................................................34
    SECTION 6.01. Financial Statements and Other Information...........................34
    SECTION 6.02. Notices of Material Events...........................................36
    SECTION 6.03. Preservation of Existence and Franchises.............................36
    SECTION 6.04. Insurance............................................................36
    SECTION 6.05. Maintenance of Properties............................................36
    SECTION 6.06. Payment of Taxes and Other Potential Charges and Priority Claims
                  Payment of Other Current Liabilities.................................37
    SECTION 6.07. Financial Accounting Practices.......................................37
    SECTION 6.08. Compliance with Applicable Laws......................................37
    SECTION 6.09. Use of Proceeds......................................................38
    SECTION 6.10. Continuation of and Change in Businesses.............................38
    SECTION 6.11. Visitation...........................................................38

                                   ARTICLE VII

NEGATIVE COVENANTS.....................................................................38
    SECTION 7.01. Mergers..............................................................38

                                                                                      Page
                                                                                      ----


    SECTION 7.02. Dispositions.........................................................38
    SECTION 7.03. Liens................................................................39
    SECTION 7.04. Transactions with Affiliates.........................................40
    SECTION 7.05. Ratio of Total Funded Debt to Total Capitalization...................40
    SECTION 7.06. Consolidated Net Worth...............................................40
    SECTION 7.07. Indebtedness.........................................................41
    SECTION 7.08. Claims Paying Ratings................................................41
    SECTION 7.09. Private Act..........................................................41

                                  ARTICLE VIII

EVENTS OF DEFAULT .....................................................................42

                                   ARTICLE IX

THE ADMINISTRATIVE AGENT...............................................................44

                                    ARTICLE X

MISCELLANEOUS .........................................................................46
    SECTION 10.01. Notices.............................................................46
    SECTION 10.02. Waivers; Amendments.................................................47
    SECTION 10.03. Expenses; Indemnity; Damage Waiver..................................48
    SECTION 10.04. Successors and Assigns..............................................49
    SECTION 10.05. Survival............................................................52
    SECTION 10.06. Counterparts; Integration; Effectiveness............................52
    SECTION 10.07. Severability........................................................53
    SECTION 10.08. Right of Setoff.....................................................53
    SECTION 10.09. Governing Law; Jurisdiction; Etc....................................53
    SECTION 10.10. WAIVER OF JURY TRIAL................................................54
    SECTION 10.11. Headings............................................................54
    SECTION 10.12. Treatment of Certain Information; Confidentiality...................54
    SECTION 10.13. Judgment Currency...................................................55

SCHEDULE I   -  Commitments
SCHEDULE II  -  Indebtedness and Liens
SCHEDULE III -  Litigation
SCHEDULE IV  -  Environmental Matters
SCHEDULE V   -  Subsidiaries

EXHIBIT A    -  Form of Assignment and Acceptance
EXHIBIT B-1  -  Form of Opinion of Paul S. Giordano, Esq., counsel to XL Capital
EXHIBIT B-2  -  Form of Opinion of Martha Bannerman, Esq., counsel to XL America
EXHIBIT B-3  -  Form of Opinion of Special U.S. Counsel to the Obligors

                                                                                   Page
                                                                                   ----


EXHIBIT B-4  -  Form of Opinion of Special Bermuda Counsel to XL Insurance and XL Mid Ocean
EXHIBIT B-5  -  Form of Opinion of Special Cayman Islands Counsel to XL Capital
EXHIBIT B-6  -  Form of Opinion of Special Irish Counsel to XL Europe
EXHIBIT C    -  Form of Opinion of Special New York Counsel to Chase

                  364-DAY CREDIT AGREEMENT dated as of July 5, 2000, between XL CAPITAL LTD, a company incorporated under the laws of the Cayman Islands, British West Indies ("XL CAPITAL"), X.L. AMERICA, INC., a Delaware corporation ("XL AMERICA"), XL INSURANCE LTD, a Bermuda limited liability corporation ("XL INSURANCE"), XL EUROPE LTD, a company incorporated under the laws of Ireland ("XL EUROPE") and XL Mm OCEAN REINSURANCE LTD, a Bermuda limited liability corporation ("XL MID OCEAN" and, together with XL Capital, XL America, XL Insurance and XL Europe, each a "BORROWER" and each a "GUARANTOR" and, collectively, the "BORROWERS" and the "GUARANTORS"; the Borrowers and the Guarantors being collectively referred to as the "OBLIGORS"), the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The Borrowers have requested that the Lenders make loans to them in an aggregate principal amount not exceeding $500,000,000 at any one time outstanding, and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan,, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADJUSTED LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period MULTIPLIED BY (b) the Statutory Reserve Rate for such Interest Period.

                  "ADMINISTRATIVE AGENT" means Chase, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day

                            364-DAY CREDIT AGREEMENT

PLUS 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

                  "APPLICABLE MARGIN" means (i) for the period from and including the date hereof to but not including the Commitment Termination Date, 0.33% per annum and (ii) in the event that the Term-Out Option has been exercised and is in effect, for the period from and including the Commitment Termination Date to but not including the first anniversary of the Commitment Termination Date, 0.455% per annum.

                  "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the aggregate principal amount of the Loans held by the Lenders or, if no Loans are outstanding, the Commitments most recently in effect, giving effect to any assignments.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "AVAILABILITY PERIOD" means the period from and including the Effective Date to and including the Commitment Termination Date.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWER JURISDICTION" means (a) Bermuda, (b) the Cayman Islands, (c) the Republic of Ireland and (d) any other country (i) where any Borrower is licensed or qualified to do business or (ii) from or through which payments hereunder are made by any Borrower.

                  "BORROWERS" means each of XL Capital, XL America, XL Insurance, XL Europe and XL Mid Ocean.

                  "BORROWING" means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurodollar Loans that have the same Interest Period.

                  "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

                  "BUSINESS DAY" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City, London, the Cayman Islands, British West Indies, Bermuda or Ireland are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by a Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion,

                            364-DAY CREDIT AGREEMENT
or interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN CONTROL" means the occurrence of any of the following events or conditions: (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, and the rules and regulations thereunder) shall have become the beneficial owner (as defined in rules promulgated by the SEC) of more than 40% of the voting securities of XL Capital; (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of XL Capital; or (c) a majority of the members of XL Capital's board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CHASE" means The Chase Manhattan Bank.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 10.04. The initial amount of each Lender's Commitment is set forth on
Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $500,000,000.

                  "COMMITMENT TERMINATION DATE" means June 29, 2001.

                  "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of XL Capital and its Subsidiaries.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EFFECTIVE DATE" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "ENVIRONMENTAL LAWS" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                            364-DAY CREDIT AGREEMENT

                  "ERISA EVENT" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of such Borrower's ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article VIII.

                  "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Borrower is located or (c) with respect to any Lender (other than an assignee pursuant to a request by XL Capital pursuant to Section 2.16(b)) any Indemnified Tax that (i) is in effect and would apply to amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), other than any Indemnified Tax imposed on any payment to any Lender to the extent such Lender (or its assignee, as the case may be) was entitled, at the time of designation of a new lending office (or assignment, as the case may be) to receive additional amounts from such Borrower with respect to such Indemnified Tax pursuant to Section 2.14(a) or
(ii) is attributable to such Lender's failure or inability to comply with
Section 2.14(e).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received

                            364-DAY CREDIT AGREEMENT
by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OFFICER" means, with respect to any Obligor, a principal financial officer of such Obligor.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

                  "GUARANTORS" means each of XL Capital, XL America, XL Insurance, XL Europe and XL Mid Ocean.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                            364-DAY CREDIT AGREEMENT

                  "INDEBTEDNESS" means, for any Person, without duplication (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts (in each case other than in connection with the provision of financing to such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness): (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person.

                  "INDEMNIFIED TAXES" means Taxes (including Other Taxes) imposed on the Administrative Agent or any Lender on or with respect to any payment hereunder or the execution, delivery or enforcement of, or otherwise with respect to this Agreement, other than Excluded Taxes.

                  "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

                  "INTEREST PERIOD" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; PROVIDED that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that

                            364-DAY CREDIT AGREEMENT
have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

                  "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "LENDER AFFILIATE" means, with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                  "LENDERS" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LETTER OF CREDIT AGREEMENT" means the Letter of Credit and Reimbursement Agreement dated as of July 5, 2000 between the Obligors, the lenders party thereto and Chase, as administrative agent for such lenders.

                  "LIBO RATE" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                            364-DAY CREDIT AGREEMENT

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on:
(a) the assets, business, financial condition or operations of a Borrower and its Subsidiaries taken as a whole; or (b) the ability of a Borrower to perform any of its payment or other material obligations under this Agreement.

                  "MATURITY DATE" means the Commitment Termination Date, as such date may be extended pursuant to the Term-Out Option.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NON-U.S. BENEFIT PLAN" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Borrower or any of their Subsidiaries, with respect to which such Borrower or such Subsidiary has an obligation to contribute, for the benefit of employees of such Borrower or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in
Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

                  "OBLIGORS" means each of the Borrowers and each of the Guarantors.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PRIVATE ACT" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to a Borrower, in whole or in part.

                  "QUARTERLY DATES" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                            364-DAY CREDIT AGREEMENT

                  "REGISTER" has the meaning assigned to such term in Section 10.04.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Loans at such time.

                  "SAP" means, as to each Borrower and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Borrower's or such Subsidiary's domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as such Borrower or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by XL Capital as provided in Section 1.03.

                  "SEC" means the Securities and Exchange Commission or any successor entity.

                  "STATUTORY RESERVE RATE" means, for any day (or for the Interest Period for any Eurodollar Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one MINUS the arithmetic mean of such aggregates for the days in such Interest Period) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT"), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of a Borrower.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                            364-DAY CREDIT AGREEMENT

                  "TERM-OUT OPTION" has the meaning assigned to such term in
Section 2.07(b).

                  "TOTAL FUNDED DEBT" means, at any time, all Indebtedness of XL Capital and its Subsidiaries which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of XL Capital in accordance with GAAP.

                  "TRANSACTIONS" means the execution, delivery and performance by the Obligors of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. ACCOUNTING TERMS; GAAP AND SAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; PROVIDED that, if XL Capital notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the

                            364-DAY CREDIT AGREEMENT
case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. THE COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to a Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments (it being understood that Loans may be made, or be outstanding, to more than one of the Borrowers at any time). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

                  SECTION 2.02. LOANS AND BORROWINGS.

                  (a) OBLIGATIONS OF LENDERS. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) TYPE OF LOANS. Subject to Section 2.11, each Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as any Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                  (c) MINIMUM AMOUNTS; LIMITATION ON NUMBER OF BORROWINGS. Each Eurodollar Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000. Each ABR Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

                  (d) LIMITATIONS ON INTEREST PERIODS. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

                            364-DAY CREDIT AGREEMENT

                  SECTION 2.03. REQUESTS FOR BORROWINGS.

                  (a) NOTICE BY THE BORROWERS. To request a Borrowing, XL Capital shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by XL Capital.

                  (b) CONTENT OF BORROWING REQUESTS. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i) the relevant Borrower;

                  (ii) the aggregate amount of the requested Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (vi) the location and number of such Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

                  (c) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (d) FAILURE TO ELECT. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the requested Borrowing shall be made instead as an ABR Borrowing.

                  SECTION 2.04. FUNDING OF BORROWINGS.

                  (a) FUNDING BY LENDERS. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in

                            364-DAY CREDIT AGREEMENT
like funds, to an account of such Borrower maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request.

                  (b) PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. INTEREST ELECTIONS.

                  (a) ELECTIONS BY THE BORROWERS. The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

                  (b) NOTICE OF ELECTIONS. To make an election pursuant to this Section, XL Capital shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if XL Capital were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by XL Capital.

                  (c) CONTENT OF INTEREST ELECTION REQUESTS. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be

                            364-DAY CREDIT AGREEMENT
         specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

                  (d) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) FAILURE TO ELECT; EVENTS OF DEFAULT. If XL Capital fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies XL Capital, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

                  SECTION 2.06. TERMINATION AND REDUCTION OF THE COMMITMENTS.

                  (a) SCHEDULED TERMINATION. Unless previously terminated, the Commitments shall terminate at the close of business on the Commitment Termination Date.

                  (b) VOLUNTARY TERMINATION OR REDUCTION. The Borrowers may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that
(i) each reduction of the Commitments shall be in an amount that is $20,000,000 or a larger multiple of $10,000,000 and (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Commitments.

                  (c) NOTICE OF VOLUNTARY TERMINATION OR REDUCTION. XL Capital shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by XL Capital pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by XL Capital

                            364-DAY CREDIT AGREEMENT
may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by XL Capital (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) EFFECT OF TERMINATION OR REDUCTION. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.07. REPAYMENT OF LOANS; TERM-OUT OPTION; EVIDENCE OF DEBT.

                  (a) REPAYMENT. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders, (i) in the event that the Term-Out Option has not been exercised, the outstanding principal amount of the Loans made to such Borrower on the Commitment Termination Date and
(ii) in the event that the Term-Out Option has been exercised and is in effect, on the Maturity Date, the then unpaid principal amount of the Loans made to such Borrower outstanding at the close of business on the Commitment Termination Date.

                  (b) TERM-OUT OPTION. The Borrowers may, by notice given by XL Capital to the Administrative Agent (which shall promptly notify the Lenders) not less than 15 days prior to the Commitment Termination Date, extend the Maturity Date for all Loans outstanding at the close of business New York City time on the Commitment Termination Date to the first anniversary of the Commitment Termination Date (the "TERM-OUT OPTION"); PROVIDED that such extension shall not be effective with respect to any Lender unless:

                  (i) no Default shall have occurred and be continuing on each of the date of the notice requesting such extension and on the Commitment Termination Date; and

                  (ii) each of the representations and warranties made by the Borrowers in Article IV shall be true and complete on and as of each of the date of the notice requesting such extension and on the Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Notwithstanding the foregoing, the Commitments of the Lenders to make Loans shall terminate on the Commitment Termination Date.

                  (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, XL Capital shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; PROVIDED that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If XL Capital fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest

                            364-DAY CREDIT AGREEMENT
remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (d) MAINTENANCE OF RECORDS BY LENDERS. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (e) MAINTENANCE OF RECORDS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made to each Borrower hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

                  (f) EFFECT OF ENTRIES. The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (g) PROMISSORY NOTES. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. PREPAYMENT OF LOANS.

                  (a) RIGHT TO PREPAY BORROWINGS. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) NOTICES, ETC. XL Capital shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.06. Promptly following receipt of any such

                            364-DAY CREDIT AGREEMENT
notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(c).

                  SECTION 2.09. FEES.

                  (a) FACILITY FEE. XL Capital agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at a rate per annum equal to 0.07%, (i) prior to the termination of such Lender's Commitment, on the daily amount of such Commitment (whether used or unused) during the period from and including the Effective Date to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date and (ii) if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which such Lender's Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable on each Quarterly Date and on (i) in the event the Term-Out Option has not been exercised, the earlier of the date the Commitments terminate and the Commitment Termination Date or (ii) in the event the Term-Out Option has been exercised and is in effect, on the Maturity Date, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after such earlier date or the Maturity Date, as the case may be, shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) UTILIZATION FEE. XL Capital agrees to pay to the Administrative Agent for account of each Lender a utilization fee at (i) the rate per annum equal to 0.05% on the amount of the outstanding Loans of such Lender for each day that the aggregate principal amount of outstanding Loans shall be greater than 33% but less than or equal to 66% of the aggregate outstanding Commitments then in effect and (ii) the rate per annum equal to 0.125% on the amount of the outstanding Loans of such Lender for each day that the aggregate principal amount of outstanding Loans shall exceed 66% of the aggregate outstanding Commitments then in effect. Accrued utilization fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date; PROVIDED that such utilization fees shall not accrue after the Term-Out Option has been exercised and is in effect. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) ADMINISTRATIVE AGENT FEES. XL Capital agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between XL Capital and the Administrative Agent.

                  (d) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the

                            364-DAY CREDIT AGREEMENT
facility fees and the utilization fees referred to in paragraphs (a) and (b) of this Section, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.10. INTEREST.

                  (a) ABR LOANS. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (b) EURODOLLAR LOANS. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

                  (c) DEFAULT INTEREST. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% PLUS the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% PLUS the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon (i) in the event the Term-Out Option has not been exercised, the date the Commitments terminate or (ii) in the event the TermOut Option has been exercised, the Maturity Date; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the later of the Commitment Termination Date and the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (e) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                            364-DAY CREDIT AGREEMENT

                  SECTION 2.11. ALTERNATE RATE OF INTEREST. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

                  (a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders (acting in good faith) that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to XL Capital and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies XL Capital and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.12. INCREASED COSTS.

                  (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) CAPITAL REQUIREMENTS. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such

                            364-DAY CREDIT AGREEMENT
additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) CERTIFICATES FROM LENDERS. A certificate of a Lender setting forth such Lender's good faith determination of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to XL Capital and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by XL Capital.

                  (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies XL Capital of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.13. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment as a result of a request by XL Capital pursuant to Section 2.16(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrowers shall compensate each Lender for the loss attributable to such event. The loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, OVER (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth such Lender's good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to XL Capital and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by XL Capital.

                            364-DAY CREDIT AGREEMENT

                  SECTION 2.14. TAXES.

                  (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) PAYMENT OF OTHER TAXES BY THE BORROWERS. In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) INDEMNIFICATION BY THE BORROWERS. The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after written demand to XL Capital therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to XL Capital by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive as between such Lender or the Administrative Agent, as the case may be, and the Borrowers absent manifest error.

                  (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, XL Capital on behalf of such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) EXEMPTIONS. Each Lender and the Administrative Agent shall, at the written request of XL Capital, provide to any Borrower such form, certification or similar documentation, if any (each duly completed, accurate and signed) as is currently required by any Borrower Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as is currently applicable in such Borrower Jurisdiction or any other jurisdiction, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of such Borrower Jurisdiction or any other jurisdiction; PROVIDED that XL Capital shall have furnished to such Lender or the Administrative Agent in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions. The Borrowers shall not be required to indemnify any Lender or the Administrative Agent under Section 2.14(a) or (c) for any Indemnified Taxes

                            364-DAY CREDIT AGREEMENT
or Other Taxes to the extent such Indemnified Taxes or Other Taxes would not be imposed but for the failure by such Lender or the Administrative Agent, as the case may be, to comply with the provisions of the preceding sentence. Upon the written request of XL Capital, each Lender and the Administrative Agent will provide to XL Capital such form, certification or similar documentation (each duly completed, accurate and signed) as may in the future be required by any Borrower Jurisdiction or any other jurisdiction, or comply with such other requirements, if any, as may be applicable in such Borrower Jurisdiction or any other jurisdiction in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding of Indemnified Taxes or Other Taxes to which such Lender or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction, PROVIDED that neither such Lender nor the Administrative Agent shall have any obligation to provide such form, certification or similar document if it would be unduly burdensome, would require such Lender or the Administrative Agent to disclose any confidential information or would otherwise be materially disadvantageous to such Lender or the Administrative Agent and PROVIDED FURTHER that the Borrower shall have furnished to such Lender or the Administrative Agent in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions.

                  SECTION 2.15. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

                  (a) PAYMENTS BY THE BORROWERS. The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments pursuant to Sections 2.12, 2.13, 2.14 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

                  (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of fees under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the

                            364-DAY CREDIT AGREEMENT

Commitments under Section 2.06 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;
(ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by a Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) CERTAIN DEDUCTIONS BY THE ADMINISTRATIVE AGENT. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof),

                            364-DAY CREDIT AGREEMENT
apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

                  (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then XL Capital may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) XL Capital shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                                    GUARANTEE

                  SECTION 3.01. THE GUARANTEE. Each Guarantor hereby jointly and severally guarantees to each Lender and the Administrative Agent and their respective successors and

                            364-DAY CREDIT AGREEMENT
assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each of the Borrowers (other than such Guarantor in its capacity as a Borrower hereunder) and all other amounts from time to time owing to the Lenders or the Administrative Agent by such Borrowers under this Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATION"). Each Guarantor hereby further jointly and severally agrees that if any Borrower (other than such Guarantor in its capacity as a Borrower hereunder) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article III that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Agreement or any other

                            364-DAY CREDIT AGREEMENT
agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 3.03. REINSTATEMENT. The obligations of the Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. SUBROGATION. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3 .01, whether by subrogation or otherwise, against any Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 3.05. REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of
Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

                  SECTION 3.06. CONTINUING GUARANTEE. The guarantee in this
Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.07. RIGHTS OF CONTRIBUTION. The Guarantors (other than XL Capital) hereby agree, as between themselves, that if any such Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor (other than XL Capital) shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall

                            364-DAY CREDIT AGREEMENT
be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "EXCESS FUNDING GUARANTOR" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors (other than XL Capital) exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors under this Article III) of all of the Guarantors (other than XL Capital), determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                  SECTION 3.08. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.07, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lenders that:

                  SECTION 4.01. ORGANIZATION; POWERS. Such Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and

                            364-DAY CREDIT AGREEMENT
is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within such Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries.

                  SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

                  (a) FINANCIAL CONDITION. Such Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of such Borrower and its consolidated Subsidiaries (A) as of and for the fiscal years ended December 31, 1998 and December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants (as provided in XL Capital's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1999), and (B) as of and for the fiscal quarter ended March 31, 2000, as provided in XL Capital's Report on Form 10-Q filed with the SEC for the fiscal quarter ended March 31, 2000. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of such Borrower and its respective consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP or (in the case of XL Europe, XL Insurance or XL Mid Ocean) SAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) of the first sentence of this paragraph.

                  (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the assets, business, financial condition or operations of such Borrower and its Subsidiaries, taken as a whole.

                            364-DAY CREDIT AGREEMENT

                  SECTION 4.05. PROPERTIES.

                  (a) PROPERTY GENERALLY. Such Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.03 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) INTELLECTUAL PROPERTY. Such Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.06. LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) ACTIONS, SUITS AND PROCEEDINGS. Except as disclosed in
Schedule III or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) ENVIRONMENTAL MATTERS. Except as disclosed in Schedule IV and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Such Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.08. INVESTMENT AND HOLDING COMPANY STATUS. Such Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.09. TAXES. Such Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or

                            364-DAY CREDIT AGREEMENT
caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.

                  Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Borrower or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of ally and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.

                  SECTION 4.11. DISCLOSURE. The reports, financial statements, certificates or other information furnished by such Borrower to the Lenders in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12. USE OF CREDIT. Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. No part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock (except for repurchases of the capital stock of XL Capital and purchases of Margin Stock in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof)). The purchase of any Margin Stock with the proceeds of any Loan will not be in violation of Regulation U or X of the Board and, after applying the proceeds of such Loan, not more than 25% of the value of the assets of XL Capital and its Subsidiaries taken as a whole consists or will consist of Margin Stock.

                  SECTION 4.13. SUBSIDIARIES. Set forth in Schedule V is a complete and correct

                            364-DAY CREDIT AGREEMENT
list of all of the Subsidiaries of XL Capital as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule V, (x) each of XL, Capital and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule V, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of XL Capital with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Borrower.

                  SECTION 4.14. WITHHOLDING TAXES. Based upon information with respect to each Lender provided by each Lender or the Administrative Agent, as of the date hereof, the payment of principal of and interest on the Loans, the fees under Section 2.09 and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Taxes imposed by any Borrower Jurisdiction.

                  SECTION 4.15. STAMP TAXES. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any promissory notes evidencing Loans made (or to be made), it is not necessary that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement or such promissory notes, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid.

                  SECTION 4.16. LEGAL FORM. Each of this Agreement and any promissory notes evidencing Loans made (or to be made) is in proper legal form under the laws of any Borrower Jurisdiction for the admissibility thereof in the courts of such Borrower Jurisdiction.

                                    ARTICLE V

                                   CONDITIONS

                  SECTION 5.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                  (a) EXECUTED COUNTERPARTS. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                            364-DAY CREDIT AGREEMENT

                  (b) OPINIONS OF COUNSEL TO THE OBLIGORS. Opinions, each dated the Effective Date, of (i) Paul S. Giordano, Esq., counsel to XL Capital, substantially in the form of Exhibit B-1, (ii) Martha Bannerman, Esq., counsel to XL America, substantially in the form of Exhibit B-2, (iii) Cahill Gordon & Reindel, special U.S. counsel for the Obligors, substantially in the form of Exhibit B-3, (iv) Conyers, Dill & Pearman, special Bermuda counsel to XL Insurance and XL Mid Ocean, substantially in the form of Exhibit B-4, (v) Hunter & Hunter, special Cayman Islands counsel to XL Capital, substantially in the form of Exhibit B-5 and (vi) A&L Goodbody, special Irish counsel to XL Europe, substantially in the form of Exhibit B-6.

                  (c) OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, substantially in the form of Exhibit C (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (e) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of XL Capital, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

                  (f) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

                  The obligation of any Lender to make its initial Loan hereunder is also subject to the payment by XL Capital of such fees as XL Capital shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Loans hereunder (to the extent that reasonably detailed statements for such fees and expenses have been delivered to XL Capital).

                  The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on July 7, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                            364-DAY CREDIT AGREEMENT

                  SECTION 5.02. EACH CREDIT EVENT. The obligation of each Lender to make any Loan is additionally subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Obligors set forth in this Agreement shall be true and correct on and as of the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Obligors on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrowers covenant and agree with the Lenders that:

                  SECTION 6.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. Each Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 135 days after the end of each fiscal year of such Borrower (but in the case of XL Capital, within 100 days after the end of each fiscal year of XL Capital), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Borrower and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods) (it being understood that delivery to the Lenders of XL Capital's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (a) to deliver the annual financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (a)), all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Europe, XL Insurance and XL, Mid Ocean) SAP, as the case may be, consistently applied;

                            364-DAY CREDIT AGREEMENT

                   (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of such Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of such Borrower as presenting fairly in all material respects the financial condition and results of operations of such Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Europe, XL Insurance and XL Mid Ocean) SAP, as the case may be, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Lenders of XL Capital's Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (b) to deliver the quarterly financial statements of XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (b));

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate signed on behalf of each Borrower by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.03, 7.05, 7.06 and 7.07 and
         (iii) stating whether any change in GAAP or (in the case of XL Europe, XL Insurance and XL Mid Ocean) SAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Borrower or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U. S. or other securities exchange, or distributed by such Borrower to its shareholders generally, as the case may be;

                  (f) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of XL Capital, setting forth on a consolidated basis for XL Capital and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Section 7.03(g) and the aggregate book

                            364-DAY CREDIT AGREEMENT
         value of liabilities which are subject to Liens permitted under Section 7.03(g) (it being understood that the reports required by paragraphs
         (a) and (b) of this Section shall satisfy the requirement of this clause (i) of this paragraph (f) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of XL Capital; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of XL Capital or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 6.02. NOTICES OF MATERIAL EVENTS. Each Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default; and

                  (b) any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Borrower with respect thereto.

                  SECTION 6.03. PRESERVATION OF EXISTENCE AND FRANCHISES. Each Borrower will, and will cause each of its Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation; PROVIDED that the foregoing shall not prohibit any merger or consolidation permitted under Section 7.01. Each Borrower will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

                  SECTION 6.04. INSURANCE. Each Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

                  SECTION 6.05. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect; PROVIDED, HOWEVER, that the foregoing shall not impose on such Borrower or any Subsidiary of such Borrower any obligation in respect of any property leased by such Borrower

                            364-DAY CREDIT AGREEMENT
or such Subsidiary in addition to such Borrower's obligations under the applicable document creating such Borrower's or such Subsidiary's lease or tenancy.

                  SECTION 6.06. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS PAYMENT OF OTHER CURRENT LIABILITIES. Each Borrower will, and will cause each of its Subsidiaries to, pay or discharge:

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

                  (b) on or prior to the date when due, all lawful claims of matarialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 7.03) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Borrower in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Borrower or such Subsidiary;

PROVIDED that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Borrower need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

                  SECTION 6.07. FINANCIAL ACCOUNTING PRACTICES. Such Borrower will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 6.01 in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

                  SECTION 6.08. COMPLIANCE WITH APPLICABLE LAWS. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance Laws) in all respects; PROVIDED that such Borrower or any Subsidiary of such Borrower will not be deemed to be in violation of this Section as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or (ii) otherwise impair the ability of such Borrower to perform its obligations under this Agreement.

                            364-DAY CREDIT AGREEMENT

                  SECTION 6.09. USE OF PROCEEDS. Each Borrower will use the proceeds of all Loans for its general corporate purposes (which may include funding acquisitions, paying dividends and repurchasing securities).

                  SECTION 6.10. CONTINUATION OF AND CHANGE IN BUSINESSES. Each Borrower and its Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date of this Agreement and businesses related or incidental thereto.

                  SECTION 6.11. VISITATION. Each Borrower will permit such Persons as any Lender may reasonably designate to visit and inspect any of the properties of such Borrower, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Borrower at such times as such Lender may reasonably request. Each Borrower hereby authorizes its financial management to discuss with any Lender the affairs of such Borrower.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Borrowers covenants and agrees with the Lenders that:

                  SECTION 7.01. MERGERS. No Borrower will merge with or into or consolidate with any other Person, except that if no Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto any Borrower may merge or consolidate with any other corporation, including a Subsidiary, if such Borrower shall be the surviving corporation.

                  SECTION 7.02. DISPOSITIONS. No Borrower will, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "DISPOSITION" and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

                  (a) Dispositions in the ordinary course of business involving current assets or other assets classified on such Borrower's balance sheet as available for sale;

                  (b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, PROVIDED that any such sales,

                            364-DAY CREDIT AGREEMENT
         conveyances or transfers shall not individually, or in the aggregate for the Borrowers and their respective Subsidiaries, exceed $500,000,000 in any calendar year; or

                  (c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Borrower or its Subsidiaries.

                  SECTION 7.03. LIENS. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on Part B of Schedule II;

                  (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Section 6.06;

                  (c) Liens on property securing all or part of the purchase price thereof to such Borrower and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Borrower (and extension, renewal and replacement Liens upon the same property); PROVIDED (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Borrower, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

                  (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Borrower or any such Subsidiary;

                  (e) Liens securing Indebtedness permitted by Section 7.07(c) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

                  (f) Liens on cash and securities of a Borrower or its Subsidiaries incurred as part of the management of its investment portfolio in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors, of XL Capital (or any committee thereof);

                  (g) Liens on (i) assets received, and on actual or imputed investment income on such assets received, relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Borrower's or any of their Subsidiary's

                            364-DAY CREDIT AGREEMENT
         business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof, in each case held in a segregated trust or other account and securing such liabilities or (ii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; PROVIDED that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (g);

                  (h) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business; and

                  (i) Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Borrower or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Borrower or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing); PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and
         (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

                  SECTION 7.04. TRANSACTIONS WITH AFFILIATES. No Borrower will, nor will it permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Borrower, or directly or indirectly agree to do any of the foregoing, except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Part A of Schedule II, (ii) transactions among the Borrowers and their wholly-owned Subsidiaries and (iii) transactions with Affiliates in good faith in the ordinary course of such Borrower's business consistent with past practice and on terms no less favorable to such Borrower or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

                  SECTION 7.05. RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION. XL Capital will not permit its ratio of (a) Total Funded Debt to
(b) the sum of Total Funded Debt PLUS Consolidated Net Worth to be greater than 0.35:1.00 at any time.

                  SECTION 7.06. CONSOLIDATED NET WORTH. XL Capital will not permit its Consolidated Net Worth to be less than the sum of (a) $4,500,000,000 PLUS (b) 25% of net income (if positive) for each fiscal quarter of XL Capital commencing with the fiscal quarter ending June 30, 2000.

                            364-DAY CREDIT AGREEMENT

                  SECTION 7.07. INDEBTEDNESS. No Borrower will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

                  (a) Indebtedness created hereunder,

                  (b) Indebtedness incurred pursuant to the Letter of Credit Agreement;

                  (c) secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Borrower or any Subsidiary in an aggregate principal amount (for all Borrowers and their respective Subsidiaries) not exceeding $300,000,000 at any time outstanding;

                  (d) other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;

                  (e) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Borrower or any Subsidiary;

                  (f) Indebtedness incurred in transactions described in Section 7.03(f); and

                  (g) Indebtedness existing on the date hereof and described in Part A of Schedule II and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

                  SECTION 7.08. CLAIMS PAVING RATINGS. XL Capital will maintain at all times a claims-paying rating of at least "A" from A.M. Best & Co. (or its successor) and XL Insurance will maintain at all times a rating of at least "A" from Standard & Poor's Rating Services (or its successor).

                  SECTION 7.09. PRIVATE ACT. No Borrower will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.

                            364-DAY CREDIT AGREEMENT

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 or more days;

                  (c) any representation or warranty made or deemed made by any Borrower in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

                  (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article VII;

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 20 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Obligor;

                  (f) any Borrower or any of its Subsidiaries shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, PROVIDED that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                            364-DAY CREDIT AGREEMENT

                  (g) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Borrower under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision), or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Borrower or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                  (h) any Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision) or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Borrower in furtherance of any of the aforesaid purposes;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Borrower or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 45 days from the entry thereof;

                  (j) an ERISA Event (or similar event with respect to any Non-U. S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $100,000,000;

                  (k) a Change in Control shall occur;

                  (1) XL Capital shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of XL Insurance, XL Mid Ocean, XL America or XL Europe (except, in the case of any company organized under the laws of Bermuda, for a nominal number of shares owned by nominee shareholders required by the Bermuda Companies Law); or

                  (m) the guarantee contained in Article III shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such

                            364-DAY CREDIT AGREEMENT
         validity or binding nature of such guarantee itself or the Transactions, or any other Person shall assert any of the foregoing;

then, and in every such event (other than an event with respect to any Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (g) or
(h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its

                            364-DAY CREDIT AGREEMENT

Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with XL Capital, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative

                            364-DAY CREDIT AGREEMENT

Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by XI, Capital to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between XL Capital and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding anything herein to the contrary, the Lead Arranger, Book Manager, Syndication Agent and Co-Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to any Borrower, to XL Capital at Cumberland House, One Victoria Street, Hamilton HM11 Bermuda, Attention of William Robbie (Telecopy No. (441) 292-8618); WITH A COPY to Paul Giordano, Esq. at the same address and telecopy number;

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group, Attention of Laura Rebecca (Telecopy No. (212) 552-7490; Telephone No. (212) 552-7253), WITH A
         COPY to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Donald Rands (Telecopy No. (212) 270-0670; Telephone No. (212) 270-5528); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                            364-DAY CREDIT AGREEMENT

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrowers and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. WAIVERS; AMENDMENTS.

                  (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.15(c) or 2.15(d) without the consent of each Lender affected thereby,

                  (v) release any of the Guarantors from any of their guarantee obligations under Article III without the written consent of each Lender, and

                            364-DAY CREDIT AGREEMENT

                  vi) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) COSTS AND EXPENSES. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of one legal counsel for the Administrative Agent and one legal counsel for the Lenders, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

                  (b) INDEMNIFICATION BY THE BORROWERS. The Borrowers shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but not including Excluded Taxes) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or willful misconduct of such Indemnitee.

                            364-DAY CREDIT AGREEMENT

                  (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) PAYMENTS. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04. SUCCESSORS AND ASSIGNS.

                  (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) ASSIGNMENTS BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that

                  (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrowers and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

                  (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent,

                            364-DAY CREDIT AGREEMENT

                   (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                  (v) the assignee, if it shall not be a Lender, shall deliver an Administrative Questionnaire to the Administrative Agent (with a copy to XL Capital);

PROVIDED FURTHER that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b),
(g) or (h) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Section 2.01, PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrowers may bring any proceeding against either or both the Granting Lender or the SPV in order to enforce any rights of the Borrowers hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding

                            364-DAY CREDIT AGREEMENT
anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to any Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

                  (c) MAINTENANCE OF REGISTER BATHE ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) PARTICIPATIONS. Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) any such participation sold to a Participant which is not a Lender, a Lender Affiliate or a Federal Reserve Bank shall be made only with the consent (which in each case shall not be unreasonably withheld) of XL Capital and the Administrative Agent, unless a Default has occurred and is continuing, in which case the consent of XL Capital shall not be required, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification

                            364-DAY CREDIT AGREEMENT
or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) LIMITATIONS ON RIGHTS OF ASSIGNEES AND PARTICIPANTS. A Participant or Assignee shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the Lender interest assigned, unless the sale of the participation to such Participant or the assignment is made with the Borrowers' prior written consent.

                  (g) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) NO ASSIGNMENTS TO ANY BORROWER OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the

                            364-DAY CREDIT AGREEMENT
subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. GOVERNING LAW; Jurisdiction; Etc.

                  (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) SUBMISSION TO JURISDICTION. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                            364-DAY CREDIT AGREEMENT

                  (c) WAIVER OF VENUE. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (e) WAIVER OF IMMUNITIES. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

                  (a) TREATMENT OF CERTAIN INFORMATION. Each of the Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to any Borrower or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Borrowers hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that (i) any such information shall be used only for the purpose of

                            364-DAY CREDIT AGREEMENT
advising the Borrowers or preparing presentation materials for the benefit of the Borrowers and (ii) any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  (b) CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority having jurisdiction over the Administrative Agent or any Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Borrowers, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this paragraph, "INFORMATION" means all information received from a Borrower relating to a Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; PROVIDED that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, each of the Administrative Agent and the Lenders agree that they will not trade the securities of any of the Borrowers based upon non-public Information that is received by them.

                  SECTION 10.13. JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of each Borrower under this Agreement to make payment to (or for account of) a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of Dollars payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the " JUDGMENT CURRENCY"), the rate of

                            364-DAY CREDIT AGREEMENT
exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Dollars at the principal office of the Administrative Agent in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                            364-DAY CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       X.L. AMERICA, INC., as a Borrower and a
                                       Guarantor


                                       By /s/ Martha G. Bannerman
                                          -------------------------------
                                          Name: Martha G. Bannerman
                                          Title:


                                       XL INSURANCE LTD,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                                       XL EUROPE LTD,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                                       XL MID OCEAN REINSURANCE LTD,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                            364-DAY CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to de duly executed by their respective authorized officers as of the day and year first above written.


                                       X.L. AMERICA, INC.,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                                       XL INSURANCE LTD,
                                       as a Borrower and a Guarantor

                                       By   /s/ Christopher V. Greetham
                                          -------------------------------
                                          Name:   Christopher V. Greetham
                                          Title:  EVP and Chief Investment
                                                  Officer


                                       XL EUROPE LTD,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                                       XL MID OCEAN REINSURANCE LTD,
                                       as a Borrower and a Guarantor


                                       By   /s/ Christopher V. Greetham
                                          -------------------------------
                                          Name:   Christopher V. Greetham
                                          Title:  EVP and Chief Investment
                                                  Officer


                            364-DAY CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       X.L. AMERICA, INC.,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                                       XL INSURANCE LTD,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                                       XL EUROPE LTD,
                                       as a Borrower and a Guarantor


                                       By        /s/ Walker Rainey
                                          -------------------------------
                                          Name:   Walker Rainey
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer


                                       XL MID OCEAN REINSURANCE LTD,
                                       as a Borrower and a Guarantor


                                       By
                                          -------------------------------
                                          Name:
                                          Title:


                            364-DAY CREDIT AGREEMENT

                  IN WITNESS WHEREOF, XL Capital has caused this Agreement to be duly executed as a deed by an authorized officer as of the day and year first above written.


                                       EXECUTED AS A DEED by XL CAPITAL LTD,
                                       as a Borrower and a Guarantor

                                                 /s/ Michael Siese
                                       -------------------------------------
                                       witness

                                       By:         /s/ Paul S. Giordano
                                           ---------------------------------
                                           Name:   Paul S. Giordano
                                           Title:  Secretary


                            364-DAY CREDIT AGREEMENT

                                     LENDERS


                                       THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent


                                       By:           /s/ Donald Rands
                                           -----------------------------------
                                           Name:  Donald Rands
                                           Title: Vice President


                                       CITIBANK, N.A.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       MELLON BANK, N.A.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                     LENDERS


                                       THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       CITIBANK, N.A.


                                       By:          /s/ Alan Chalmers
                                           -----------------------------------
                                           Name:   Alan Chalmers
                                           Title:  Managing Director


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       MELLON BANK, N.A.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                     LENDERS


                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                       CITIBANK, N.A.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES


                                       By:         /s/ John S. McGill
                                           -----------------------------------
                                           Name:   John S. McGill
                                           Title:  Director


                                       By:           /s/ Ruth Leung
                                           -----------------------------------
                                           Name:   Ruth Leung
                                           Title:  Director


                                       MELLON BANK, N.A.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                     LENDERS


                                       THE CHASE MANHATTAN BANK,
                                       individually and as Administrative Agent


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                       CITIBANK, N.A.


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                       MELLON BANK, N.A.


                                       By:       /s/ Susan M. Whitewood
                                           -----------------------------------
                                           Name:   Susan M. Whitewood
                                           Title:  Vice President


                            364-DAY CREDIT AGREEMENT

                                       FLEET NATIONAL BANK


                                       By:         /s/ Lisa A. Pile
                                            ------------------------------
                                            Name:   Lisa A. Pile
                                            Title:  Assistant Vice President


                                       BANK ONE, NA (MAIN OFFICE CHICAGO)
                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       ABN AMRO BANK N.V.


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       BARCLAYS BANK PLC


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                            364-DAY CREDIT AGREEMENT

                                       FLEET NATIONAL BANK

                                       By:
                                            ------------------------------
                                            Name:
                                            Title:

                                       BANK ONE, NA (MAIN OFFICE CHICAGO)

                                       By:      /s/ Samuel W. Bridges
                                            ------------------------------
                                            Name:   Samuel W. Bridges
                                            Title:  Senior Vice President

                                       ABN AMRO BANK N.V.

                                       By:
                                            ------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------
                                            Name:
                                            Title:

                                       BARCLAYS BANK PLC

                                       By:
                                            ------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                            364-DAY CREDIT AGREEMENT

                                       FLEET NATIONAL BANK


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       BANK ONE, NA (MAIN OFFICE CHICAGO)


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       ABN AMRO BANK N.V.


                                       By:           /s/ Ray Catt
                                            ------------------------------
                                            Name:   Ray Catt
                                            Title:  Head of Insurance Banking


                                       By:          /s/ Martyn Taplin
                                            ------------------------------
                                            Name:   Martyn Taplin
                                            Title:

                                       BARCLAYS BANK PLC


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                            364-DAY CREDIT AGREEMENT

                                       FLEET NATIONAL BANK


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       BANK ONE, NA (MAIN OFFICE CHICAGO)


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       ABN AMRO BANK N.V.


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       BARCLAYS BANK PLC


                                       By:          /s/ J.V. French
                                            ------------------------------
                                            Name:   J.V. French
                                            Title:  Relationship Director


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                            364-DAY CREDIT AGREEMENT

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:         /s/ Sebastian Rocco
                                           ------------------------------------
                                           Name:   Sebastian Rocco
                                           Title:  Senior Vice President


                                       BANK OF AMERICA, N.A.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       FIRST UNION NATIONAL BANK


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STATE STREET BANK AND TRUST
                                         COMPANY


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THE BANK OF BERMUDA LIMITED


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       BANK OF AMERICA, N.A.


                                       By:          /s/ Debra Basler
                                           ------------------------------------
                                           Name:   Debra Basler
                                           Title:  Vice President


                                       FIRST UNION NATIONAL BANK


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STATE STREET BANK AND TRUST
                                         COMPANY


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THE BANK OF BERMUDA LIMITED


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       BANK OF AMERICA, N.A.

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       FIRST UNION NATIONAL BANK

                                       By:         /s/ Daniel J. Norton
                                           ------------------------------------
                                           Name:    Daniel J. Norton
                                           Title:   Director

                                       STATE STREET BANK AND TRUST
                                         COMPANY

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       THE BANK OF BERMUDA LIMITED

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       BANK OF AMERICA, N.A.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       FIRST UNION NATIONAL BANK


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STATE STREET BANK AND TRUST
                                         COMPANY


                                       By:       /s/ Edward M. Anderson
                                           ------------------------------------
                                           Name:   Edward M. Anderson
                                           Title:  Vice President


                                       THE BANK OF BERMUDA LIMITED


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                            364-DAY CREDIT AGREEMENT

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       BANK OF AMERICA, N.A.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       FIRST UNION NATIONAL BANK


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       STATE STREET BANK AND TRUST
                                         COMPANY


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THE BANK OF BERMUDA LIMITED


                                       By:       /s/ Michael W. Collins
                                           ------------------------------------
                                           Name:   Mr. Michael Collins
                                           Title:  Senior Vice President


                            364-DAY CREDIT AGREEMENT

                                       COMERICA BANK


                                       By:        /s/ Carlyle E. Justus
                                           ------------------------------------
                                           Name:   Carlyle E. Justus
                                           Title:  First Vice President


                            364-DAY CREDIT AGREEMENT

                                                                      SCHEDULE I

                                   COMMITMENTS



NAME OF LENDER                                                        COMMITMENT ($)
--------------                                                        --------------


The Chase Manhattan Bank                                              61,250,000

Citibank, N.A.                                                        59,580,000

Deutsche Bank AG, New York and/or Cayman Islands Branches             59,580,000

Mellon Bank, N.A.                                                     59,580,000

Fleet National Bank                                                   33,330,000

Bank One, NA (Main Office Chicago)                                    33,330,000

ABN AMRO Bank N.V.                                                    33,330,000

Barclays Bank PLC                                                     33,330,000

Credit Lyonnais New York Branch                                       33,330,000

Bank of America, N.A.                                                 33,330,000

First Union National Bank                                             16,670,000

State Street Bank and Trust Company                                   16,670,000

The Bank of Bermuda, Limited                                          10,000,000

Comerica Bank                                                         16,670,000

TOTAL:                                                              $500,000,000


                     Schedule I to 364-Day Credit Agreement

                                                                     SCHEDULE II


                             INDEBTEDNESS AND LIENS


Part A - INDEBTEDNESS

                                  SCHEDULE II-A

                                  INDEBTEDNESS

1. Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank, incorporated by reference to Exhibit 10.14.1 to the Company's Annual Report on Form 10-K (No. 1-10804) for the year ended November 30, 1998.

2. Amendment No. 1 to Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank, incorporated by reference to Exhibit 10.14.2 to the Company's Annual Report on Form 10-K (No. 1-10804) for the year ended November 30, 1998.

3. Amendment No. 2 to Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank.

4. Amendment No. 3 to Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank.

5. Revolving Credit Agreement Between XL Insurance Company, Ltd. and Mellon Bank, N.A., incorporated by reference to Exhibit (b)(2) of the GCR Schedule 14D-1, incorporated by reference to Exhibit 10.14.14 to the Company's Annual Report on Form 10-K (No. 1-10804) for the year ended November 30, 1998.

6. First Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd. and Mellon Bank, N.A., incorporated by reference to Exhibit 10.14.15 to the Company's Annual Report on Form 10-K for the year ended November 30, 1998.

7. Second Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd. and Mellon Bank, N.A., incorporated by reference to Exhibit 10.14.16 to the Company's Annual Report on Form 10-K for the year ended November 30, 1998.

8. Third Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd. and Mellon Bank, N.A.

9. Fourth Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd. and Mellon Bank, N.A.

10. Fifth Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd. and Mellon Bank, N.A.

11. Short Term Revolving Credit Agreement between XL Capital Ltd et al and Mellon Bank, N.A., dated as of June 30, 1999.

12. First Amendment to Short Term Revolving Credit Agreement between XL Capital Ltd et al. and Mellon Bank, N.A.

13. Letter of Credit Facility and Reimbursement Agreement dated as of June 30, 1999 by and among XL Insurance Ltd et al. and Mellon Bank, N.A.

14. First Amendment to Letter of Credit Facility and Reimbursement Agreement dated as of June 30, 1999 by and among XL Insurance Ltd et al. and Mellon Bank, N.A.

15. Letter of Credit Facility and Reimbursement Agreement dated as of December 30, 1999 by and among XL Insurance Ltd et al. and Mellon Bank, N.A.

16. First Amendment to Letter of Credit Facility and Reimbursement Agreement dated as of December 30, 1999 by and among XL Insurance Ltd et al. and Mellon Bank, N.A.

17. Letter of Credit Agreement dated as of December 17, 1999 by and among XL Insurance Ltd, XL Mid Ocean Reinsurance Ltd and The Chase Manhattan Bank.

18. First Amendment to Letter of Credit Agreement dated as of December 17, 1999 by and among XL Insurance Ltd, XL Mid Ocean Reinsurance Ltd and The Chase Manhattan Bank.

19. Letter of Credit Facility Agreement dated as of December 17, 1999 by and among XL Capital Ltd et al. and ING Bank, N.V. (London Branch).

20. Amendment No. 1 to Letter of Credit Facility Agreement dated as of December 17, 1999 by and among XL Capital Ltd et al. and ING Bank, N.V. (London Branch).

21. Letter of Credit Agreement (Secured) between Citibank and XL Mid Ocean Reinsurance Ltd, dated as of 19th May, 1993 (as amended).

22. $11 million Term Loan Agreement between Exel Cumberland and the Bank of Bermuda (Luxembourg) S.A.

23. Semi-secured Letter of Credit Facility between Barclays Bank plc and NAC Reinsurance International Limited, dated November 16, 1999.

24. 7.15% Senior Notes due 2005 issued by NAC Reinsurance.

25. Arrangements for Letters of Credit issued for NAC Reinsurance Corp. for U.S. facility by Fleet Boston.

26. Arrangements for Letters of Credit issued for Latin America Reinsurance by Fleet Boston.

Part B - LIENS

                     SCHEDULE II TO 364-DAY CREDIT AGREEMENT

1. Liens existing pursuant to the agreement referred to in paragraphs 13 and 14 of Schedule II-A.

2. Liens existing pursuant to the agreement referred to in paragraph 21 of
Schedule II-A.

3. Liens existing pursuant to the agreement referred to in paragraph 23 of schedule II-A.

4. Collateral held as blocked deposits at Barclays for Letters of Credit between Lloyd (Denham) and NAC Reinsurance International Ltd.

                                                                    SCHEDULE III


                                   LITIGATION

                                      None.

                    SCHEDULE III TO 364-DAY CREDIT AGREEMENT

                                                                     SCHEDULE IV


                              ENVIRONMENTAL MATTERS

                                      None.

                     SCHEDULE IV TO 364-DAY CREDIT AGREEMENT

                                                                      SCHEDULE V


                                  SUBSIDIARIES

                     SCHEDULE V TO 364-DAY CREDIT AGREEMENT


XL CAPITAL LTD - CAYMAN
-----------------------
  EXEL HOLDINGS LIMITED - CAYMAN(1)
    XL INSURANCE LTD - BERMUDA
        XL FINANCIAL ASSURANCE LTD. (85%) - BERMUDA
      XL CAPITAL PRODUCTS LTD - BERMUDA
      XL INVESTMENTS LTD - BERMUDA
          X.L. Investment Private Trustee Ltd. - BERMUDA
            XL Investments (Barbados) Inc. - BARBADOS
          First Cumberland Bank, Inc. - BARBADOS
           Garrison Investments Inc. - BARBADOS
           Kensington Investments Inc. - BARBADOS
              XLB Partners Inc. - BARBADOS IBC
              Cumberland Holdings, Inc. - DE
                Cumberland California, Inc. - DE
                Cumberland New York, Inc. - DE
          InQuisLogic Ltd. - BARBADOS
              InQuisLogic Inc. - DE
           RiskConnect Ltd. - BARBADOS
              RiskConnect Inc. - DE
      FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD. (80%) - BERMUDA XL GLOBAL SERVICES (BERMUDA) LTD. - BERMUDA
      XL HOLDINGS BARBADOS LTD. - BARBADOS
          X.L. America Inc. - DE
            Brockbank Insurance Services Inc. - CA
            Global Credit Analytics, Inc. - DE
            XL Global Services, Inc. - DE
            NAC RE CORPORATION - DE
              NAC Re International Holdings Ltd - UK
                NAC Reinsurance International Limited - UK
                Denham Syndicate Management Ltd - UK
                   Stonebridge Underwriting Ltd - UK
                   NAC Re International Services Co., Ltd - UK
                   NAC REINSURANCE CORPORATION (A - 76%) - NY
                   NAC Re Investment Holdings, Inc. - DE XL Capital Assurance, Inc. - NY Intercargo Corporation - DE
                  Intercargo International Limited - BVI
             ECS INC. - PA (70%)
                ECS ALTERNATIVE MARKET SERVICES, INC. - PA
                ECS HOLDINGS, INC. - DE
                    ECS International, Inc. - DE
                         ECS Asesores en Seguros Medioambientales,
                                S.A.R.L. - SPAIN
                         The ECS Group, Ltd - UK
                            ECS Underwriting Ltd. - UK
                            Environmental Compliance Svcs Ltd. - UK

                         Consulting Services International Ltd. - UK
                    ECS Asesores en Aseguramiento de Riesgos
                          Ambientales S.A. de C.V. - MEXICO
                    Risk & Insurance Services, Inc. - BARBADOS
                ECS UNDERWRITING, INC. - PA
                ECS CLAIMS ADMINISTRATORS, INC. - PA
                ECS RISK CONTROL, INC. - PA
                ECS CHILD CARE CENTER, INC. - PA
      X.L. ONE LTD. - BERMUDA
        XL Europe (50%) - REPUBLIC OF IRELAND
      X.L. TWO LTD. - BERMUDA
        XL Europe (50%) - REPUBLIC OF IRELAND
            XL Australia Pty Ltd - AUSTRALIA
            XL Prevent Ltd - UK
      IPT COMPLIANCE LIMITED - UK
      EXEL CUMBERLAND LIMITED - UK
      INQUISCAPITAL HOLDINGS (BERMUDA) LIMITED - BERMUDA
        InQuisLogic (Bermuda) Limited - BERMUDA
        RiskConnect Limited - BERMUDA
    EXEL ACQUISITION LTD. - CAYMAN
      GCR HOLDINGS LIMITED - CAYMAN (IN LIQUIDATION)
    X.L. PROPERTY HOLDINGS LTD. - BERMUDA
  MID OCEAN LIMITED - CAYMAN
      MID OCEAN HOLDINGS LIMITED - BERMUDA
        XL Mid Ocean Reinsurance Ltd - BERMUDA
          ECS Reinsurance Ltd - BERMUDA
          Global Capital Underwriting Ltd. - UK
          LARC Holdings Ltd. - BERMUDA
            Latin America Reinsurance Company Ltd. - BERMUDA
        Ridgewood Holdings Company - BERMUDA
          The Brockbank Group Plc - UK
            Brockbank Holdings Limited - UK
              Baltusrol Holdings Ltd - BERMUDA
            County Down Limited - CORPORATE MEMBER SYNDICATE 2253
            Dornoch Limited - CORPORATE MEMBER SYNDICATE 1209
            Brockbank Underwriting Limited - UK
              Brockbank Personal Lines Limited - SYNDICATES 253/2253
              Cassidy Brockbank Limited (DORMANT)
              Brockbank Syndicate Management Limited - SYNDICATES 588/861/1209
                Brockbank Syndicate Services Limited

(1) 100% ownership unless otherwise indicated

                                                                       EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the 364-Day Credit Agreement dated as of July 5, 2000 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), between XL Capital Ltd, X.L. America, Inc., XL Insurance Ltd, XL Europe Ltd and XL Mid Ocean Reinsurance Ltd, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) any documentation required to be delivered by the Assignee pursuant to Section 2.14(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                            ASSIGNMENT AND ACCEPTANCE

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("ASSIGNMENT DATE")1:


                                                                                Principal Amount
                                                                                Assigned
                                                                                --------
Commitment Assigned:                                                            $

Loans:                                                                          $

Fees Assigned (if any):                                                         $


---------------------
(1) Must be at least five Business Days after execution hereof by all parties


                            ASSIGNMENT AND ACCEPTANCE

The terms set forth above are hereby agreed to:


                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:


                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                           -----------------------------------
                                          Name:
                                          Title:

The undersigned hereby consent to the within assignment:(2)


XL CAPITAL LTD

By:
   -----------------------------------
   Name:
   Title:


X.L. AMERICA, INC.

By:
   -----------------------------------
   Name:
   Title:

---------------------
(2) Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.


                            ASSIGNMENT AND ACCEPTANCE

XL INSURANCE LTD

By:
    -----------------------------------
   Name:
   Title:


XL EUROPE LTD

By:
    -----------------------------------
   Name:
   Title:


XL MID OCEAN REINSURANCE LTD

By:
    -----------------------------------
   Name:
   Title:


THE CHASE MANHATTAN BANK,
 as Administrative Agent

By:
    -----------------------------------
   Name:
   Title:

                            ASSIGNMENT AND ACCEPTANCE

                                                                       EXHIBIT C

             [Form of Opinion of Special New York Counsel to Chase]

                                                               [________], 2000

To the Lenders party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

                  We have acted as special New York counsel to The Chase Manhattan Bank ("CHASE") in connection with the 364-Day Credit Agreement
(the "CREDIT AGREEMENT") dated as of July 5, 2000, between XL Capital Ltd,
("XL CAPITAL"), X.L. America, Inc., ("XL AMERICA"), XL Insurance Ltd,
("XL INSURANCE"), XL Europe Ltd, ("XL EUROPE") and XL Mid Ocean Reinsurance Ltd, ("XL MID OCEAN" and, together with XL Capital, XL America, XL Insurance and
XL Europe, each a "BORROWER" and each a "GUARANTOR" and collectively, the "BORROWERS" and the "GUARANTORS"), the lenders party thereto and Chase, as Administrative Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not exceeding $500,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

                  (a) the Credit Agreement; and

                  (b) the promissory notes (if any) issued on the date hereof (the "NOTES" and, together with the Credit Agreement, the "CREDIT DOCUMENTS").

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

                  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

                  OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE

                  (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                  (ii) all signatories to such documents have been duly authorized; and

                  (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                   The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) Clause (iii) of the second sentence of Section 3.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

                  (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.15(d), (iii) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such

                  OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement and (iv) the waiver of inconvenient forum set forth in Section 10.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  At the request of our client, this opinion letter is, pursuant to Section 5.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement (other than your successors and assigns as Lenders and Persons that acquire participations in your extensions of credit under the Credit Agreement) without, in each instance, our prior written consent.

                                       Very truly yours,


                  OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE